SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)      July 8, 1999
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                        McNEIL REAL ESTATE FUND XI, LTD.
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             (Exact name of registrant as specified in its charter)





         California                        0-9783             94-2669577
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(State or other jurisdiction of            (Commission       (I.R.S. Employer
incorporation or organization)             File Number)      Identification No.)




             13760 Noel Road, Suite 600, LB70, Dallas, Texas, 75240
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               (Address of principal executive offices) (Zip code)




Registrant's telephone number, including area code   (972)  448-5800
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Item 5.  Other Events
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On July 8, 1999, McNeil Partners L.P., McNeil Real Estate  Management,  Inc. and
Robert A. McNeil received a letter from High River Limited Partnership (the "High River Letter"). The form of the High River Letter is attached hereto as an exhibit and is incorporated in its entirety herein by reference.

Subject to the fulfillment of the Commencement Condition (as defined below), the High River Letter stated that High River Limited Partnership and its affiliates would commence a tender offer for McNeil Real Estate Fund XI, Ltd. (the "McNeil Partnership") and certain of its affiliates at the prices set forth therein. The High River Letter defined the "Commencement Condition" to be the Los Angeles County Superior Court rejecting in its entirety the proposed settlement of Schofield et al v. McNeil Partners, L.P. et al and directing further that any new settlement not be approved without due notice to, and an opportunity to object by, the limited partners of the McNeil Partnership and its affiliates.

On July 8, 1999, the Los Angeles County Superior Court granted its approval of the aforementioned settlement agreement. In granting its approval, the court considered the High River Letter.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         (c)   Exhibits.

         The following exhibits are filed as part of this report:

99.2     High River Limited Partnership letter dated July 8, 1999.

                        McNEIL REAL ESTATE FUND XI, LTD.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:



                                    McNEIL REAL ESTATE FUND XI, LTD.



July 9, 1999                        By: /s/  Brandon K. Flaming
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Date                                    Brandon K. Flaming
                                        Chief Accounting Officer of McNeil
                                         Real Estate Management, Inc.